Exhibit 10.25

AMENDMENT NO. 2 TO
CONVERTIBLE PROMISSORY NOTE

This AMENDMENT NO. 2 TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”), made and entered into as of November 28, 2017, is by and between Airspan Networks Inc., a Delaware corporation (“Airspan” or the “Company”), and Golden Wayford Limited (the “Holder”).

WHEREAS, the Company previously issued a Convertible Promissory Note dated August 6, 2015 to the Holder, in the original principal amount of U.S.$10,000,000 (the “Note”);

WHEREAS, the Note was amended by an Amendment to Convertible Promissory Note dated as of August 19, 2016;

WHEREAS, the Holder is a wholly owned subsidiary of Good Resources Holdings Limited, a company incorporated in Bermuda and the shares of which are listed on The Stock Exchange of Hong Kong Limited (Good Resources Holdings Limited and the Holder shall be collectively referred to as the “Group”); and

WHEREAS, the Company and the Holder desire to amend the Note to extend the maturity of the Note to June 30, 2020, and to make the further amendments as set forth in the Amended and Restated Note (the “Amended Note”) set forth in Annex A.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Note, unless the context otherwise requires.

Section 2. Amendment to Note.

(a) The Note is hereby amended and restated at and as of the Effective Time (as defined below) as set forth in Annex A, including by extending the Maturity Date thereof from June 30, 2017 to June 30, 2020, and by making the other changes set forth therein and in this Section 2.

(b) The interest rate on the Note from July 1, 2017 to the Maturity Date shall be reduced to 5.0% per annum; provided that no interest shall be payable for the four-month period from July 1, 2017 through October 31, 2017 (the “Interest Holiday”). For the avoidance of doubt, interest on the Note shall accrue from November 1, 2017.

(c) The Company shall make a principal payment on the Note in the amount of U.S.$1,000,000.00 within three (3) U.S. business days after the execution of this Agreement by all parties and delivery of the PacWest Consent as provided in Section 3 (the “Principal Reduction Payment”).

(d) The conversion provisions of the Note are amended as set forth in Section 3 of the Amended Note.

Section 3. Approval. This Agreement is conditioned on the payment by the Company to the account of the Holder set forth in Annex C of (i) accrued and unpaid interest on the unpaid principal amount of the Note due through June 30, 2017 in the amount of U.S.$1,098,082.00 (the “Accrued Interest”) within three (3) U.S. business days after the execution of this Agreement by all parties and delivery of the PacWest Consent, and (ii) the Principal Reduction Payment. Pacific Western Bank, as successor in interest by merger to Square 1 Bank, under the Subordination Agreement has consented to such payment subject to the effectiveness of this Agreement pursuant to the consent attached as Annex B hereto (the “PacWest Consent”). The Company acknowledges that, after the payment of the Principal Reduction Payment and the Accrued Interest pursuant to Section 2 and this Section 3, subject to the Subordination Agreement, interest under the Note shall accrue on the unpaid principal amount of the Note (1) at a rate equal to 8.0% per annum, compounded annually to and including June 30, 2017, (2) at a rate equal to zero percent (0%) per annum during the Interest Holiday and (3) at a rate equal to 5.0% per annum from November 1, 2017, compounded annually.

Section 4. Effectiveness of Amendments. The amendments in this Amendment shall become effective immediately and without further action at the time (the “Effective Time”) of payment by the Company of the Accrued Interest and the Principal Reduction Payment.

Section 5. Disclosure of Airspan Information. The only disclosure regarding Airspan's business which is authorized to be disclosed to the public in connection with the transactions contemplated hereby is attached hereto as Annex D. The Holder is also authorized to disclose to the Stock Exchange of Hong Kong Limited information regarding the transactions contemplated hereby, including the amendments to the Note as contemplated by Section 2 and Section 3. The Holder represents and warrants that such disclosures may be required by the Stock Exchange of Hong Kong Limited. Airspan undertakes to cooperate promptly with the Group in responding to any information requests from the Stock Exchange of Hong Kong Limited. The information set out in Annex D, as it may be amended or supplemented with the approval of Airspan after the date hereof is herein referred to as the “Airspan Information.” Airspan represents and warrants that any Airspan Information provided from time to time will be true and correct in all material respects.

Section 6. Affirmation of Note, Further References. The Company and the Holder each acknowledge and affirm that the Note, as hereby amended, is hereby ratified and confirmed in all respects; and all terms, conditions, and provisions of the Note, except as amended by this Amendment, shall remain unmodified and in full force and effect and subject to the Subordination Agreement. All references in any document or instrument to the Note are hereby amended to refer to the Note as amended by this Amendment.

Section 7. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof.

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Section 8. Successors; Binding Agreement. This Amendment has been duly authorized, executed and delivered by the parties and is enforceable in accordance with its terms and shall be binding upon the Company, the Holder, and their respective successors and assigns and shall inure to the benefit of the Company, the Holder, and their respective successors and assigns.

Section 9. Headings. The headings of various sections of this Amendment are for reference only and shall not be deemed to be a part of this Amendment.

Section 10. Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

COMPANY:

AIRSPAN NETWORKS INC.

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

HOLDER:

GOLDEN WAYFORD LIMITED

By:	/s/ Lu Sheng
Name:	Lu Sheng
Title:	Director

[Signature Page to Amendment No. 2 to Convertible Promissory Note]

ANNEX A

Form of Amended and Restated Convertible Promissory Note

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

AMENDED AND RESTATED
CONVERTIBLE PROMISSORY NOTE

$9,000,000	November 28, 2017
Hong Kong

For value received, Airspan Networks Inc., a Delaware corporation (the “Company”), promises to pay to Golden Wayford Limited (the “Holder”), the principal sum of nine million US Dollars (US$9,000,000). Subject to that certain debt subordination agreement, dated as of August 6, 2015, between the Holder and Square 1 Bank (the “Subordination Agreement”), interest shall accrue from November 1, 2017, on the unpaid principal amount at a rate equal to 5.0% per annum, compounded annually and shall be payable in arrears on January 15, April 15, July 15 and October 15 of each year subject to the Subordination Agreement. This Note amends, restates and replaces that certain Convertible Promissory Note referenced in the Convertible Promissory Note Purchase Agreement dated August 6, 2015 (the “Purchase Agreement”). This note is referred to herein as the “Note.” This Note is subject to the following terms and conditions. Capitalized terms used herein and not defined shall have the meaning set forth in the Purchase Agreement.

Section 11. Interest. Unless sooner paid upon a Repayment Event, accrued interest under this Note with respect to each calendar year shall be payable in arrears on January 15, April 15, July 15 and October 15 of each calendar year; provided, however, that if such payment is prohibited under the Subordination Agreement, such accrued interest shall be added to the principal balance hereof on such interest payment date, and such accreted principal balance shall continue to bear interest at the rate set forth herein. No interest shall accrue on this Note from July 1, 2017 through October 31, 2017.

Section 12. Maturity. Subject to Section 3, except as may be prohibited by the Subordination Agreement, unless sooner paid, principal and any accrued but unpaid interest under this Note shall be due and payable upon the earliest to occur of the following (a “Repayment Event”): (a) June 30, 2020 (the “Maturity Date”), (b) upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company, and (c) a “Liquidation” (as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date this Note was issued) prior to the conversion of this Note pursuant to Section 3, except for a merger or share exchange effected exclusively for the purpose of changing the domicile of the Company.

Section 13. Conversion.

(a) Conversion. The entire principal amount of this Note and accrued interest on this Note may be converted, in the discretion of the Holder, on not more than sixty (60) nor less than thirty (30) days’ notice to the Company, in whole, at the option of the Holder either (i) at any time prior to June 30, 2020, into shares of the Company’s Series E Senior Preferred Stock or (ii) into shares of the Company’s equity securities (the “Equity Securities”) issued and sold at the close of the Company’s next equity financing after November 28, 2017 in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $50,000,000.00 in the aggregate (excluding the value resulting from the conversion of the Note) (the “Next Equity Financing”) consummated prior to June 30, 2020. Such conversion right with respect to the Next Equity Financing shall expire if not exercised by the earlier of (x) the date that is three (3) months after the closing of the Next Equity Financing, or (y) June 30, 2020. The number of shares of Equity Securities to be issued upon any such conversion shall be equal to the quotient obtained by dividing (1) the entire principal amount of this Note plus accrued interest by (2) 100% of the price per share of the Equity Securities issued in the Next Equity Financing, or, in the case of the Series E Senior Preferred Stock, at the then applicable conversion price per share provided in the Company’s Amended and Restated Certificate of Incorporation, as amended, in each case, rounded to the nearest whole share, and the issuance of such shares of Equity Securities or Series E Senior Preferred Stock upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing, or, in the case of the Series E Senior Preferred Stock, in the Company’s Amended and Restated Certificate of Incorporation. Upon such conversion of this Note with respect to the Next Equity Financing, the Holder hereby agrees to execute and deliver to the Company all transaction documents related to the Next Equity Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a lock-up agreement in connection with an initial public offering), and having terms and conditions not less favorable to the Holder than those contained in the agreements as may be entered into by the other purchasers of the Equity Securities in the Next Equity Financing. This Note shall cease to be convertible under this Section 3 upon the occurrence of a “Qualified Public Offering” as defined in the Amended and Restated Certificate of Incorporation, as amended, of the Company.

(b) Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. To convert the Note on any date (a “Conversion Date”), the Holder shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company, and (ii) surrender this Note to the Company as soon as practicable on such date. Upon conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

Section 14. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the principal amount. Subject to the provisions of the Subordination Agreement, prepayment of this Note may not be made without the prior written consent of the Holder. Any unpaid interest shall be added to the principal of this Note.

Section 15. Seniority. This Note is subject to the Subordination Agreement and is subordinated in right of payment to all indebtedness of the Company arising under that certain Loan and Security Agreement, dated as of June 29, 2017, among Pacific Western Bank, the Company, Airspan Networks (SG) Inc., Airspan Communications Limited and Airspan Networks Pty Limited, as amended (the “PacWest Loan Agreement”), whether existing on the date hereof or hereafter arising. This Note shall rank pari passu with the most senior existing debt of the Company that does not arise under the PacWest Loan Agreement.

Section 16. Transfer; Successors and Assigns. The Holder shall have the right to transfer this Note freely and without consent of the Company; provided, however, that the transfer of this Note by the Holder may only be effected if the transferee becomes a party to the Subordination Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

Section 17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS NOTE OR ANY OF THE MATTERS CONTEMPLATED HEREBY IS WAIVED.

Section 18. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

Section 19. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, each Holder and each transferee of any Note.

Section 20. Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

Section 21. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

Section 22. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

[Signature Page Follows]

COMPANY:

AIRSPAN NETWORKS INC.

By:	________________________
Name:	David Brant
Title:	Senior Vice President and
Chief Financial Officer

Address:	777 Yamato Road, Suite 310
Boca Raton, Florida 33431

AGREED TO AND ACCEPTED:

GOLDEN WAYFORD LIMITED

By:	________________________
Name:
Title:

Address:

[Signature Page to Amended and Restated Convertible Promissory Note]

EXHIBIT A

CONVERSION NOTICE

Reference is made to the Convertible Promissory Note (the “Note”) dated _____________, 2017, issued to Golden Wayford Limited, Inc., (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert, in whole, the principal and any accrued interest of the Note into Series E Senior Preferred Stock or Equity Securities referenced in the Note to which this notice is attached of the Company, as of the date specified below.

Conversion into (check one):

☐	Series E Senior Preferred Stock

☐	Equity Securities issued in the Next Equity Financing

Date of Conversion: ______________________________________________

Please confirm the following information:

Conversion Price: _______________________________________________

Principal and accrued interest to be converted (must be in whole): _________
_______________________________________________________________

Number of Shares of Series E Senior Preferred Stock/Equity Securities to be issued:
_______________________________________________________________

Please issue the Series E Senior Preferred Stock/Equity Securities into which the Note is being converted in the following name and to the following address:

Issue to:        ________________________________________________________
______________________________________________________
______________________________________________________

Facsimile Number: ______________________________________________

Authorization: __________________________________________________

By: ___________________________________________________________

Title: _________________________________________________________

Dated: ________________, 2017

ANNEX B

November ___, 2017

Golden Wayford Limited

Unit 3310, 33rd Floor

West Tower, Shun Tak Centre

168-200 Connaught Road Central

Sheung Wan, Hong Kong

Airspan Networks Inc.

Airspan Networks (SG) Inc.

Airspan Communications Limited

Airspan Networks Pty Limited

Airspan Networks Ltd.

777 Yamato Road, Suite 310

Boca Raton, FL 33431

Re: Consent Regarding Subordinated Debt

Gentlemen:

Reference is made to (i) the Amended and Restated Loan and Security Agreement dated June 29, 2017, between, on the one hand, Pacific Western Bank (successor in interest by merger to Square 1 Bank) (“Lender”), and, on the other hand, jointly and severally, Airspan Networks Inc. (“ANI”), Airspan Networks (SG) Inc., Airspan Communications Limited, Airspan Networks Pty Limited, and Airspan Networks Ltd. (jointly and severally and collectively referred to herein as “Borrower”) (as amended, the “PWB Loan Agreement”) and (ii) the Subordination Agreement dated August 6, 2015 between, on the one hand, the Lender, and on the other hand, Golden Wayford Limited, a company incorporated in Hong Kong (“GW”) (as amended, the “Subordination Agreement”). Any capitalized terms used herein which are not defined herein shall have the meanings set forth in the Subordination Agreement.

Notwithstanding anything to the contrary in the Subordination Agreement, this will confirm Lender’s consent to (i) the terms of Amendment No. 2 to the Convertible Promissory Note in the form attached hereto as Exhibit A, including the extension of the maturity date of the original Convertible Promissory Note dated as of August 6, 2015 (as amended) issued by ANI in favor of GW to June 30, 2020, and (ii) at execution of Amendment No. 2 to the Convertible Promissory Note, the payment by Borrower to GW, and GW’s receipt of, interest in an amount not to exceed U.S.$ 1,098,082 and principal in the amount of U.S.$1,000,000.

Except for the consent granted above, the Subordination Agreement shall remain unmodified and in full force and effect. Any consent set forth herein is limited to the matters specifically set forth herein, and shall not be deemed to be a consent to any other prior, present or future transaction, whether or not similar to the matters set forth herein.

Sincerely yours,

Pacific Western Bank

By:
Name:
Title:

Acknowledged and agreed:

GOLDEN WAYFORD LIMITED	AIRSPAN NETWORKS INC.

By: ____________________	By: ____________________
Name: __________________	Name: __________________
Title: __________________	Title: __________________

AIRSPAN NETWORKS (SG) INC.	AIRSPAN COMMUNICATIONS LIMITED

By: ____________________	By: ____________________
Name: __________________	Name: __________________
Title: __________________	Title: __________________

AIRSPAN NETWORKS PTY LIMITED	AIRSPAN NETWORKS LTD.

By: ____________________	By: ____________________
Name: __________________	Name: __________________
Title: __________________	Title: __________________

EXHIBIT A

Amendment No. 2 to Convertible Promissory Note

ANNEX C

Golden Wayford Wire Transfer Instructions

[Schedule of wire transfer instructions omitted pursuant to Item 601(a)(6) of Regulation S-K.]

ANNEX D

Airspan Disclosure for Announcement

About Airspan Networks Inc.

Airspan Networks Inc., a Delaware corporation (“Airspan”), is a leading vendor of LTE small cells and backhaul technologies. Established originally in 1992 as a product division of DSC Communications, Airspan became a standalone company in 1998.

Airspan has a complete range of LTE and 4G base stations and complementary small cell backhaul solutions using both LTE Relay and proprietary technologies. Airspan also addresses non mobile carrier and private network deployment including the needs of fixed Internet Service Providers, and a number of vertical market segments including Smart Grids, Public Safety, Transportation and Oil & Gas. Airspan has been at the forefront of breakthrough RAN solutions and technologies and has deep in-house expertise in LTE and LTE-Advanced, OFDMA, Wi-Fi and VoIP. Airspan’s web site can be found at www.airspan.com. Airspan is not a publicly listed company and does not disclose information or file reports with the U.S. Securities and Exchange Commission or any U.S. stock exchange.